                                                                    EXHIBIT 3.15


                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                       MEDICAL TECHNICAL SERVICES COMPANY
                                       BY
                          VHA DIAGNOSTIC SERVICES, INC.

                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware


        VHA Diagnostic Services, Inc., a corporation formed under the laws of the State of Delaware, desiring to merge Medical Technical Services Company pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

        FIRST: That VHA Diagnostic Services, Inc. is a corporation formed under the laws of the State of Delaware, and its Certificate of Incorporation was filed in the office of the Delaware Secretary of State on January 22, 1986 and that such Certificate of Incorporation was subsequently amended by Certificate of Amendment filed in the office of the Delaware Secretary of State on March 24, 1987. That Medical Technical Services Company, Inc. is a corporation formed under the laws of the State of North Carolina, and its Certificate of Incorporation was filed in the office of the North Carolina Secretary of State on March 26, 1984.

        SECOND: That the Board of Directors of VHA Diagnostic Services, Inc., by resolutions duly adopted on the 28th day of December, 1988, determined to merge Medical Technical Services Company and to assume all of its obligations; said resolutions being as follows:

                WHEREAS, the Board of Directors has determined that it is in the best interest of the Corporation to merge Medical Technical Services Company, its wholly-owned subsidiary, pursuant to Section 253 of the Delaware Corporation Law; and

                WHEREAS, the Corporation has acquired and now lawfully owns all of the stock of Medical Technical Services Company and desires to merge said corporation;

        NOW THEREFORE, it is hereby

                RESOLVED, that the Corporation merge and it does hereby merge said Medical Technical Services Company and does hereby assume all of its obligations; and

                FURTHER RESOLVED, that the Corporation adopt and it does hereby adopt the Plan of Merger of Medical Technical Services Company into Diagnostic Services, Inc. attached hereto and incorporated herein as Exhibit "A"; and

                FURTHER RESOLVED, that the proper officers of this corporation be, and they hereby are, authorized and directed to make and execute, in its name and under its corporate seal, and to file in the proper public offices, a certificate of such ownership, setting forth a copy of these resolutions; and

                FURTHER RESOLVED, that the officers of this corporation be, and they hereby are, authorized and directed to take such further action as in their judgment may be necessary or proper to consummate the merger provided for by these resolutions.


        IN WITNESS WHEREOF, said VHA Diagnostic Services, Inc. has caused this Certificate to be executed by its officers thereunto duly authorized this 28th day of December, 1988.


                                               VHA DIAGNOSTIC SERVICES, INC.


                                               BY: /s/ WILLIAM L. MACKNIGHT
                                                   -----------------------------
                                                   William L. MacKnight
                                                   President and CEO

ATTEST:


/s/ JOE ROBERTSON
----------------------------
Joe Robertson
Vice President,
Treasurer and Controller

                                                                     EXHIBIT "A"


                  Plan of Merger of Medical Technical Services
                   Company into VHA Diagnostic Services, Inc.



        This Plan of Merger, dated as of December 28, 1988, has been adopted by the Board of Directors of VHA Diagnostic Services, Inc. as being in the best interest of the Company. The Board of Directors has determined it to be appropriate that Medical Technical Services Company, its wholly-owned subsidiary, be merged into VHA Diagnostic Services, Inc. pursuant to the Section 253 of the Delaware Corporation Law under the following terms and conditions.


        1. Names

        Medical Technical Services Company, a North Carolina corporation, which is a wholly-owned subsidiary, shall be merged into VHA Diagnostic Services, Inc., a Delaware corporation. VHA Diagnostic Services, Inc. will be the surviving corporation.


        2. Stock

        Medical Technical Services Company has outstanding Six Hundred (600) shares of its Common Stock, with a par value of One Dollar ($1.00) per share, which is its only class of stock, and all of such Six Hundred
        (600) shares are owned by VHA Diagnostic Services, Inc., the surviving corporation.

        VHA Diagnostic Services, Inc. has outstanding One Hundred (100) shares of its Common Stock, with a par value of One Cent ($0.01) per share, which is its only class of stock.


        3. Cancellation of Shares

        Upon the effective date of the merger, each share of stock of Medical Technical Services Company shall, by virtue of the merger, forthwith cease to exist and be cancelled.

          4.    Effective Date of Merger

          The merger shall be effective on December 31, 1988.



ACCEPTED AND AGREED TO
on December 28, 1988 by:


VHA DIAGNOSTIC SERVICES, INC.                   MEDICAL TECHNICAL SERVICES
                                                COMPANY


BY:/s/ WILLIAM L. MACKNIGHT                   BY: /s/ WILLIAM L. MACKNIGHT
   ------------------------                       -------------------------
   William L. MacKnight                           William L. MacKnight
   President and CEO                              President and CEO



   /s/ JOE ROBERTSON                              /s/ JOE ROBERTSON
   ------------------------                       -------------------------
   Joe Robertson                                  Joe Robertson
   Vice President,                                Vice President,
   Treasurer & Controller                         Treasurer & Controller

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          VHA DIAGNOSTIC SEVICES, INC.



             The undersigned, William L. MacKnight and Carol S. Rivers, being the duly elected and qualified President and Assistant Secretary, respectively, of VHA Diagnostic Services, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify that:

             FIRST: The Board of Directors of the Corporation, by unanimous written consent and in accordance with Section 242 of the General Corporation Law of the State of Delaware, duly approved and adopted resolutions proposing that the first paragraph of the Certificate of Incorporation of the Corporation be amended in its entirety to read as set forth below, and further directed that such amendment be submitted to the stockholders of the Corporation for their consideration and approval.


                  1.   The name of the corporation is Maxum Health Corp.


             SECOND: The foregoing amendment was duly approved and adopted by unanimous written consent signed by the holders of all of the issued and outstanding shares of stock of the Corporation entitled to vote thereon, in accordance with Section 242 of the General Corporation Law of the State of Delaware.

             IN WITNESS WHEREOF, the undersigned, hereinabove named, for the purpose of effecting the amendment to the Corporation's Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, do hereby certify under penalties of perjury that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment as of the 28th day of July, 1989.


                                        VHA DIAGNOSTIC SERVICES, INC.

                                        By: /s/ WILLIAM L. MACKNIGHT
                                           ---------------------------------
                                            William L. MacKnight
                                            President

ATTEST:

By: /s/ CAROL S. RIVERS
   -------------------------------
    Carol S. Rivers
    Assistant Secretary

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 08:59 AM 07/24/1991
681205050 - 2081599

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               MAXUM HEALTH CORP.

              MAXUM HEALTH CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") pursuant to a certificate of incorporation duly filed with the Secretary of State of Delaware on January 22, 1986 and amended on July 28, 1989 to change the name of the Corporation from "VHA Diagnostic Services, Inc." to "Maxum Health Corp.", DOES HEREBY CERTIFY:

              FIRST: That on July 19, 1991, a resolution was adopted by unanimous written consent of the Board of Directors of the Corporation setting forth a proposed amendment of the Certificate of Incorporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

              "NOW, THEREFORE, BE IT RESOLVED that Article One of the Certificate of Incorporation of the Corporation is hereby amended to read in full as follows:

              '1. Maxum Health Services Corp. is the name of the Corporation.'"

              SECOND: That thereafter, in lieu of a meeting and vote of stockholders, the stockholders entered into a unanimous written consent pursuant to which said amendment was adopted.

              THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware and that any notice required to be given under said Section 228 has been given.

              IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed and attested by its duly authorized officers on the 22nd day of July, 1991.




                                      MAXUM HEALTH CORP.


                                      By: /s/ WILLIAM L. MACKNIGHT
                                         --------------------------
                                          William L. MacKnight
                                          President

ATTEST:

By: /s/ MARK A. SOLLS
   -----------------------------
        Mark A. Solls
          Secretary

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                     *****




        MAXUM HEALTH SERVICES CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        The present registered agent of the corporation is United States Corporation Company and the present registered office of the corporation is in the county of New Castle.

        The Board of Directors of MAXUM HEALTH SERVICES CORP. adopted the following resolution on the January 2, 1998.

        Resolved, that the registered office of MAXUM HEALTH SERVICES CORP. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

        IN WITNESS WHEREOF, MAXUM HEALTH SERVICES CORP. has caused this statement to be signed by Brian C. Drazba, its S.V.P. of Finance & Controller, this 16th day of January, 1998.


                                                    /s/ BRIAN C. DRAZBA
                                                    ----------------------------


(DEL. - 264 - 6/15/94)
                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 01:00 PM 01/21/1998
                                                     981024983 - 2081599

                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 09:00 AM 10/09/2001
                                                     010501371 - 2081599


                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                              MTS ENTERPRISES, INC.
                              (A TEXAS CORPORATION)
                                      INTO
                           MAXUM HEALTH SERVICES CORP.
                            (A DELAWARE CORPORATION)

        Maxum Health Services Corp., a corporation organized and existing under Laws of the State of Delaware, does hereby certify:

        1. Maxum Health Services Corp. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

        2. The Corporation is the owner of all of the outstanding shares of stock of MTS Enterprises, Inc., which is a business corporation of the State of Texas.

        3. The laws of the jurisdiction of organization of Maxum Health Services Corp. permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

        4. The Corporation hereby merges MTS Enterprises, Inc. into the Corporation.

        5. The following is a copy of the resolutions adopted on September 30, 2001 by the Board of Directors of the Corporation to merge MTS Enterprises, Inc. into the Corporation:

                RESOLVED, that MTS Enterprises, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of MTS Enterprises, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by MTS Enterprises, Inc. in its respective name;

                RESOLVED FURTHER, that this Corporation assume all of the obligations of MTS Enterprises, Inc.; and

                RESOLVED FURTHER, that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of Texas, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of MTS Enterprises, Inc. and of this Corporation and in any other appropriate jurisdiction.

                            [Signature Page Follows]

Executed on this 4th day of October, 2001.


                                      MAXUM HEALTH SERVICES CORP.

                                      By:  /s/ STEVEN T. PLOCHOCKI
                                           -------------------------------------
                                           Steven T. Plochocki
                                           President and Chief Executive Officer